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Exhibit 10.27.15

                                            June 11, 2002

VIA CERTIFIED MAIL
RETURN RECEIPT REQUESTED

Mr. Alfred Hahnfeldt
Spinneret Financial Services
578 Post Road East
Suite 637
Westport, Connecticut 06880

         Re:      Eurotech, Ltd.

Dear Fred:

Thank you for all of your assistance in facilitating financing for Eurotech, Ltd. (the "Company"). This assistance is most appreciated.

However, as we previously discussed, effective immediately, the Company hereby terminates all agreements and understandings (either verbal or written) by and/or between the Company and Spinneret Financial Systems, Inc. and/or Spinneret Financial Services (collectively, "Spinneret") or any of their affiliates, representatives or agents (including you). Without limiting the foregoing, this includes any and all fees (however characterized) or other services relating to Woodward LLC and/or Jenks & Kirkland, Ltd. or any of their respective affiliates, except for any outstanding obligations relating to "Put Shares", as such term is defined in the Private Equity Agreement by and between the Company and Jenks & Kirkland, Ltd. dated as of February 22, 2002 (the "J&K Agreement").

By countersigning this letter below, on behalf of Spinneret, you hereby acknowledge this termination and further acknowledge full and final payment for all obligations of the Company to Spinneret with the only exception to the foregoing being any 5% fees that become payable to Spinneret upon the closing of any "Put Notice" and the resulting placement of the "Put Shares" pursuant to the J&K Agreement (the "Outstanding Fees"). It is understood by the parties herein that the payment of the Outstanding Fees shall be made in accordance with the directives of the "Joint Escrow Instructions" that are incorporated into and made a part of the J&K Agreement

Furthermore, by countersigning below, Spinneret hereby releases and forever discharges the Company, and/or any or all of its Officers, Directors, affiliates, representatives or agents from any and all claims, demands, causes of action, agreements, contracts or liabilities (however classified) relating to the agreements and understandings by and/or between Spinneret and the Company.


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Kindly return the countersigned copy of this letter to my attention. If you should have any questions with regard to the foregoing, please do not hesitate to call.

Again, thank you for all of your assistance.

                                       Sincerely,

                                       Eurotech, Ltd.


                                       By: /s/ Don V. Hahnfeldt
                                           -------------------------------------
                                           Don V. Hahnfeldt
                                           Chairman and Executive Vice President



SPINNERET FINANCIAL SERVICES
SPINNERET FINANCIAL SYSTEMS, INC.

By:      /s/ Alfred Hahnfeldt
         ----------------------------
Name:    Alfred Hahnfeldt
Title:   President